As filed with the Securities and Exchange Commission on April 24, 2015

Registration No. 333-202875

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Black Stone Minerals, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1311	47-1846692
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1001 Fannin Street

Suite 2020

Houston, Texas 77002

(713) 658-0647

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Steve Putman

Senior Vice President, General Counsel, and Secretary

1001 Fannin Street

Suite 2020

Houston, Texas 77002

(713) 658-0647

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Mike Rosenwasser Brenda Lenahan Vinson & Elkins L.L.P. 666 Fifth Avenue, 26th Floor New York, New York 10103 Tel: (212) 237-0000 Fax: (212) 237-0100	G. Michael O’Leary Jon W. Daly Andrews Kurth LLP 600 Travis Street, Suite 4200 Houston, Texas 77002 Tel: (713) 220-4200 Fax: (713) 220-4285

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Set forth below are the expenses (other than the underwriting discount and structuring fee) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the SEC registration fee, the NYSE listing fee, and the FINRA filing fee, the amounts set forth below are estimates.

SEC registration fee	$63,141
NYSE listing fee	146,000
FINRA filing fee	82,007
Printing expenses	1,250,000
Fees and expenses of legal counsel	3,200,000
Accounting fees and expenses	4,100,000
Transfer agent and registrar fees	4,250
Miscellaneous	1,000,000

Total	$9,845,398

ITEM 14. INDEMNIFICATION OF OFFICERS AND THE DIRECTORS OF THE BOARD OF DIRECTORS OF OUR GENERAL PARTNER.

The section of the prospectus entitled “The Partnership Agreement—Indemnification” is incorporated herein by reference and discloses that we will generally indemnify the directors, officers, and affiliates of the general partner against all losses, claims, damages, or similar events. Subject to any terms, conditions, or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

Section 18-108 of the Delaware Limited Liability Company Act provides that a Delaware limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The amended and restated limited liability company agreement of our general partner provides for the indemnification of its directors and executive officers against liabilities they incur in their capacities as such.

The underwriting agreement that we expect to enter into with the underwriters, the form of which will be filed as Exhibit 1.1 to this registration statement, will contain indemnification and contribution provisions that will indemnify and hold harmless the directors and executive officers of our general partner.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

In connection with our formation in September 2014, we issued (i) the non-economic general partner interest to BSNR, which interest was transferred to New GP, our general partner, for $100.00, and (ii) all of the limited partner interests in us to BSMC for $100.00, which limited partner interests will be redeemed and cancelled in connection with the closing of the initial public offering of common units of the Partnership and the merger of BSMC with and into Merger Sub, with BSMC as the surviving entity. Prior to such initial public offering and merger, we issued a one percent limited partner interest in us to our general partner, which will remain outstanding immediately after our initial public offering. These issuances were exempt from registration under Section 4(a)(2) of the Securities Act. There have been no other sales of unregistered securities within the past three years. In connection with the merger, the common units (other than common units held by BSNR) and preferred units of BSMC will be exchanged for common units, subordinated units, and preferred units of the partnership, as applicable.

ITEM 16. EXHIBITS.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

The Registrant undertakes to send to each common unitholder, at least on an annual basis, a detailed statement of any transactions with Registrant, our general partner or any of its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to, Registrant or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The Registrant undertakes to provide to the common unitholders the financial statements required by Form 10-K for the first full fiscal year of operations of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 24, 2015.

Black Stone Minerals, L.P.
By:	Black Stone Minerals GP, L.L.C., its general partner

By:	/s/ Thomas L. Carter, Jr.
Name:	Thomas L. Carter, Jr.
Title:	President, Chief Executive Officer, and Chairman

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature	Title	Date

* Thomas L. Carter, Jr.	President, Chief Executive Officer, and Chairman (Principal Executive Officer)	April 24, 2015

* Marc Carroll	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 24, 2015

* William G. Bardel	Director	April 24, 2015

* Carin M. Barth	Director	April 24, 2015

* D. Mark DeWalch	Director	April 24, 2015

* Ricky J. Haeflinger	Director	April 24, 2015

* Jerry V. Kyle, Jr.	Director	April 24, 2015

* Michael C. Linn	Director	April 24, 2015

* John H. Longmaid	Director	April 24, 2015

* William N. Mathis	Director	April 24, 2015

Signature	Title	Date

* Richard N. Papert	Director	April 24, 2015

* Robert E.W. Sinclair	Director	April 24, 2015

* Alexander D. Stuart	Director	April 24, 2015

* Allison K. Thacker	Director	April 24, 2015

*By:	/s/ Steve Putman Steve Putman Attorney-in-fact

EXHIBIT INDEX

Exhibit Number			Description

1.1	***	—	Form of Underwriting Agreement

3.1	***	—	Certificate of Limited Partnership of Black Stone Minerals, L.P.

3.2	***	—	Certificate of Amendment to Certificate of Limited Partnership of Black Stone Minerals, L.P.

3.3	***	—	Form of First Amended and Restated Limited Partnership Agreement of Black Stone Minerals, L.P. (included as Appendix A in the prospectus included in this Registration Statement)

3.4	***	—	Agreement of Limited Partnership of Black Stone Minerals, L.P. dated as of September 16, 2014

3.5	***	—	Assignment of Partnership Interest between Black Stone Natural Resources, L.L.C. and Black Stone Minerals GP, L.L.C. dated as of November 21, 2014

5.1	*	—	Opinion of Richards, Layton & Finger, P.A. as to the legality of the securities being registered

8.1	***	—	Opinion of Vinson & Elkins L.L.P. relating to tax matters

10.1	***	—	Form of Black Stone Minerals, L.P. Long-Term Incentive Plan

10.2	***	—

Third Amended and Restated Credit Agreement among Black Stone Minerals Company, L.P., as Borrower, Wells Fargo Bank, National Association, as Administrative Agent, Bank of America, N.A. and Compass Bank, as Co-Syndication Agents, Wells Fargo Bank, N.A. and Amegy Bank National Association, as Co-Documentation Agents, and a syndicate of lenders dated as of January 23, 2015

10.3	***	—	Employment Agreement by and between Black Stone Minerals Company, L.P. and Thomas L. Carter, Jr. effective as of April 1, 2009

10.4	***	—	First Amendment to Employment Agreement by and between Black Stone Minerals Company, L.P. and Thomas L. Carter, Jr. effective as of June 25, 2014

10.5	***	—	Black Stone Minerals Company, L.P. 2012 Executive Incentive Plan

10.6	***	—	Restricted Unit Award Agreement by and between Black Stone Minerals Company, L.P. and Thomas L. Carter, Jr. effective as of January 1, 2012

10.7	***	—	Restricted Unit Award Agreement by and between Black Stone Minerals Company, L.P. and Marc Carroll effective as of January 1, 2012

10.8	***	—	Restricted Unit Award Agreement by and between Black Stone Minerals Company, L.P. and Holbrook F. Dorn effective as of January 1, 2012

10.9	***	—	Form of IPO Award Grant Notice and Award Agreement for Senior Management (Restricted Units)

10.10	***	—	Form of IPO Award Grant Notice and Award Agreement for Senior Management (Performance Units)

10.11	***	—	Form of Non-Employee Director Unit Grant Notice and Award Agreement

10.12	***	—	Form of Severance Agreement for Thomas L. Carter, Jr.

10.13	***	—	Form of Severance Agreement for Senior Vice Presidents

16.1	***	—	Letter from UHY LLP dated March 17, 2015

21.1	***	—	List of Subsidiaries of Black Stone Minerals, L.P.

23.1	***	—	Consent of BDO USA, LLP

23.2	***	—	Consent of UHY LLP

23.3	***	—	Consent of Pressler Petroleum Consultants, Inc.

23.4	***	—	Consent of Netherland, Sewell & Associates, Inc.

23.5	*	—	Consent of Richards, Layton & Finger, P.A. (contained in Exhibit 5.1)

23.6	***	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)

24.1	***	—	Powers of Attorney (included on page II-3)

99.1	***	—	Report of Pressler Petroleum Consultants, Inc.

99.2	***	—	Report of Netherland, Sewell & Associates, Inc.

*	Provided herewith.
***	Previously filed.